UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2011

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2011, First Defiance Financial Corp. entered into an underwriting agreement (the “Agreement”) with Keefe, Bruyette & Woods, Inc. for the offering described below.

A copy of the Agreement is filed as Exhibit 1 to this Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 29, 2011, First Defiance Financial Corp. announced that it raised $21.2 million through its previously announced offering by issuing 1,600,800 shares of common stock, including 208,800 shares pursuant to the underwriters’ over-allotment option.

The preceding is qualified in its entirety by reference to the press release dated March 29, 2011, attached as Exhibit 99 to this Form 8-K. Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with First Defiance’s Registration Statement and are incorporated therein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1	Underwriting Agreement dated March 23, 2011

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of the Common Shares to be offered and sold pursuant to the Underwriting Agreement, dated March 23, 2011, between First Defiance Financial Corp. and Keefe, Bruyette & Woods, Inc.

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).

99	Press Release dated March 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman, Chief Financial Officer

Date: March 29, 2011

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